Exhibit 10.20

HUGHES TELEMATICS, INC.

AMENDED AND RESTATED

CO-SALE AND STOCK RESTRICTION AGREEMENT

Dated as of March 12, 2009

AMENDED AND RESTATED

CO-SALE AND STOCK RESTRICTION AGREEMENT

AMENDED AND RESTATED CO-SALE AND STOCK RESTRICTION AGREEMENT (as so amended and restated, this “Agreement”), dated as of March 12, 2009 (this “Agreement”), by and among Hughes Telematics, Inc., a Delaware corporation (including any successor corporation, the “Company”), Communications Investors LLC, a Delaware limited liability company (“Apollo”), Apollo Investment Fund V (PLASE), L.P., a Delaware limited partnership (“Apollo Fund”), and the holders of the Company’s securities identified on Schedule A, as such schedule may be amended from time to time pursuant to the terms hereof (together, with Apollo and Apollo Fund, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Company entered into a senior secured loan facility, originally dated as of March 31, 2008, as amended as of April 9, 2008 (as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Facility”), pursuant to which the original lenders and subsequent incremental lenders (the “Lenders”) agreed to make term loans in an aggregate principal amount of $60,000,000 on the terms provided therein;

WHEREAS, the Company has issued warrants to purchase shares of Common Stock (as defined herein) of the Company to the Lenders, at a purchase price of $0.01 per share (the “Lender Warrants”);

WHEREAS, the Company is party to a Co-Sale and Stock Restriction Agreement, originally dated as of March 31, 2008, as amended as of April 9, 2008, by and among the Company, Apollo and the Lenders (the “Existing Co-Sale Agreement”);

WHEREAS, as of the date hereof, the Company will issue shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), pursuant to that certain Stock Purchase Agreement dated as of March 12, 2009 (the “Series B Purchase Agreement”), by and among the Company and the purchasers signatory thereto (such purchasers, together with their permitted transferees, successors and assigns who shall become party to this Agreement identified on Schedule A hereof, as such schedule may be amended from time to time pursuant to the terms hereof, the “Series B Investors”);

WHEREAS, in connection with the issuance and sale of certain shares of Series B Preferred Stock, the Company intends to issue warrants to purchase 5,153 shares of Common Stock to a broker identified on Schedule A, at a purchase price of $10.19 per share (the “Broker Warrants”);

WHEREAS to induce the Series B Investors to purchase the Series B Preferred Stock and to induce the Company to issue the Series B Preferred Stock to the Series B Investors, the Company, the Lenders, Apollo and the Series B Investors have agreed to enter into this Agreement, which shall be deemed to amend and restate the Existing Co-Sale Agreement in all respects;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, (a) any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person, (b) any Person who is an executive officer, director, general partner, manager, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an executive officer, partner, manager or trustee, or with respect to which the specified Person serves in a similar capacity and (c) any Person who shares a common investment adviser; provided, however, that none of the Investors or any of their respective Affiliates shall be considered an Affiliate of the Company or any Subsidiary thereof and provided, further, Hughes Communications, Inc. (“HCI”) shall not be deemed an Affiliate of Apollo or Apollo Fund (or any of their respective Affiliates) for so long as HCI’s common stock is listed for trading on a national securities exchange. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Group” means any group of Persons that are Affiliates of one another.

“Apollo” has the meaning assigned to it in the preamble hereof.

“Board of Directors” means the board of directors of the Company.

“Broker Warrants” has the meaning assigned to such term in the recitals hereof.

“Business Day” means any day except Saturday, Sunday and any day which shall be, in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Change of Control” shall mean the occurrence of any of the following events:

(a) at any time prior to the consummation of a Qualifying Event, the acquisition by any Person, other than Apollo Management L.P. or any of its Affiliates, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of the voting power of the Company’s Outstanding Voting Securities (or the Outstanding Voting Securities of any successor entity);

(b) upon or after the occurrence of a Qualifying IPO, the acquisition by any Person, other than Apollo Management L.P. or any of its Affiliates, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 35% of the voting power of the Company's Outstanding Voting Securities (or the Outstanding Voting Securities of any successor entity);

(c) a majority of the individuals who, as of the date hereof, constitute the members of the Board of Directors (the “Incumbent Board”) cease for any reason to serve on such Board of Directors; provided that any individual who becomes a director of the Company subsequent to the date hereof, whose election, or nomination for election by the Company’s stockholders, is approved: (i) at a time when Apollo Management L.P. or any of its Affiliates beneficially owns more than 50% of the voting power of the Company’s (or any successor’s) Outstanding Voting Securities and/or (ii) by the vote of at least a majority of the directors then comprising the Incumbent Board, shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board;

(d) a sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than Apollo Management L.P. or any of its Affiliates; or

(e) a “change of control” or similar event shall occur and require repayment of, or an offer to repay that has not been waived, any indebtedness of the Company or any of its Subsidiaries having an aggregate value in excess of $10,000,000;

provided, that, in the case of (d) or (e) above, with respect to each share of Series B Preferred Stock, the holder thereof receives payment in full of the liquidation preference therefor in accordance with the Series B Certificate of Designations.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” means the Common Stock of the Company, par value $0.01 per share, as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.3 of the Warrant or Section 8(b) of the Series B Certificate of Designations, respectively.

“Company” has the meaning assigned to it in the preamble hereof.

“Co-Sale Right” has the meaning assigned to it in Section 2.2 hereof.

“Co-Sale Stock” has the meaning assigned to it in Section 2.1 hereof.

“Derivative Securities” means any warrants, preferred stock, options, rights or other agreements, instruments or securities which are exercisable, convertible or exchangeable for shares of Common Stock or other equity securities of the Company.

“Drag-Along Notice” has the meaning assigned to it in Section 4.1 hereof.

“Drag-Along Right” has the meaning assigned to it in Section 4.1 hereof.

“Drag-Along Stock” has the meaning assigned to it in Section 4.1 hereof.

“Drag or Tag Event” means any transaction or event that, in accordance with the terms and provisions of this Agreement, (i) gives the Investors the right to participate in any Transfer of Common Stock pursuant to Section 2 hereof (and the Investor(s) validly elects to exercise such right in accordance with Section 2.2 or Section 3.1 hereof, as applicable) or (ii) requires the Investors to Transfer their shares of Common Stock pursuant to Section 4 hereof, provided, however, that in the event a Drag or Tag Event referred to in clause (i) above relates to a Transfer of less than all of the Warrant Stock represented by the Warrant, the term “Drag or Tag Event” shall be deemed for all purposes of this Agreement to apply only to the portion of Warrant and Warrant Stock subject to such Transfer.

“Electing Holders” has the meaning assigned to it in Section 2.2 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Co-Sale Agreement” has the meaning assigned to it in the recitals hereof.

“Facility” has the meaning assigned to it in the recitals hereof.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Investors” has the meaning assigned to it in the preamble hereof.

“Lender Warrants” has the meaning assigned to it in the recitals hereof.

“Maximum Co-Sale Shares” has the meaning assigned to it in Section 2.2 hereof.

“Offer Notice” has the meaning assigned to it in Section 2.1 hereof.

“Outstanding” means, when used with reference to Voting Securities, at any date as of which the number of shares thereof is to be determined, all issued shares of Voting Securities, except shares then owned or held by or for the account of the Company or any Subsidiary of the Company, and shall include all shares issuable in respect of outstanding certificates representing fractional interests in shares of Voting Securities.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Investors” means the holders of Warrants identified on Schedule A hereof, as such schedule may be amended from time to time pursuant to the terms hereof.

“Piggyback Registration” has the meaning assigned to it in Section 3.1 hereof.

“Preferred Conversion Shares” means the shares of Common Stock issued, issuable or both (as the context may require) upon the conversion of the Series B Preferred Stock.

“Prohibited Transfer” has the meaning assigned to it in Section 2.5 hereof.

“Prohibited Transfer Notice” has the meaning assigned to it in Section 2.5 hereof

“Put Election Notice” has the meaning assigned to it in Section 2.5 hereof.

“Put Election Period” has the meaning assigned to it in Section 2.5 hereof.

“Qualifying Event” means (i) the sale in an underwritten initial public offering registered under the Securities Act of the Common Stock or other shares of common equity securities of the Company in which the gross proceeds to the Company equal, or exceed, $75,000,000, (ii) the Company or any entity that beneficially owns 100% of the equity securities of the Company, becomes subject to the reporting requirements of Section 13(A) or Section 15(D) of the Securities Exchange Act of 1934 or (iii) a “Qualifying IPO” as such term is defined in the Series B Certificate of Designations.

“Registration Notice” has the meaning assigned to it in Section 3.1 hereof.

“Registration Request” has the meaning assigned to it in Section 3.1 hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Series B Certificate of Designations” means the Certificate of Designations creating the Series B Preferred Stock and setting forth the powers, designations, preferences and relative rights of the Series B Preferred Stock, as may be amended, modified or supplemented from time to time.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.01 per share.

“Series B Investors” has the meaning assigned in the recitals hereof.

“Series B Preferred Stock” has the meaning assigned in the recitals hereof, provided, that, Series B Preferred Stock shall be deemed to include any additional shares of Series B Preferred Stock issued after the date hereof as dividends pursuant to the terms thereof.

“Significant Holder” means (a) for purposes of Section 2 hereof, Apollo, Apollo Fund and/or any of their respective Affiliates proposing to transfer shares of Stock, either jointly or severally, as the circumstances may dictate, and (b) for purposes of Section 4 hereof, Apollo, Apollo Fund and all of their respective Affiliates holding shares of Stock.

“Stock” means all shares of Common Stock and all Derivative Securities held by any party hereto (other than the Company) from time to time.

“Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person or (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Transfer” or “transfer” means any disposition, transfer, sale, pledge, hypothecation or assignment of any Stock or of any interest therein, which would constitute a “sale” thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

“Voting Securities” means, with respect to any Person, the common stock and any other securities issued by such Person entitled to vote generally in the election of directors of such Person.

“Warrants” means all warrants held by the Investors (including, the Lender Warrants and the Broker Warrants) and all warrants issued upon transfer, division or combination of, or in substitution for, any such warrants and any other warrants issued by the Company to any of the Investors following the date hereof.

“Warrant Stock” means the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of the Warrants.

2. CO-SALE (“TAG-ALONG”) RIGHT

2.1 Offer Notice. If a Significant Holder receives one or more bona fide offers, which it proposes to accept, from any Person(s) to purchase or otherwise transfer all or any of its Stock, the Significant Holder shall notify the Company and the Investors in writing of the terms and conditions of such offer (the “Offer Notice”) within ten (10) Business Days of receiving the offer and at least fifteen (15) Business Days prior to the anticipated closing of such transaction. Such Offer Notice shall set forth: (a) the Significant Holder’s bona fide intention to transfer such Stock; (b) the amount of Stock of the Significant Holder (on an as-converted basis after giving effect to the exercise or conversion, as applicable, of all Derivative Securities) to be transferred pursuant to the offer (the “Co-Sale Stock”); (c) the name, address and relationship, if any, to the Significant Holder of each proposed purchaser or other transferee; (d) the bona fide cash price or, in reasonable detail, other consideration, upon which the Significant Holder proposes to transfer such Stock; and (e) the anticipated closing date of such transaction. Upon the request of the Company, the Significant Holder will promptly furnish such information to the Company and the Investors, as may be reasonably requested to establish that the offer and proposed transferee are bona fide.

2.2 Investor Co-Sale. Within fifteen (15) Business Days after delivery of the Offer Notice and, in any event, at least five (5) Business Days prior to the anticipated closing date of the transaction described in the Offer Notice, each Investor may elect to sell up to such person’s pro rata share (as calculated below) of the Co-Sale Stock to be purchased by the transferee described in the Offer Notice (the “Co-Sale Right”) by giving to the Significant Holder and the Company written notice of such election, including the maximum number of shares which such Investor wishes to sell. Any Investor who has properly elected to sell shares of Stock by exercising his, her or its Co-Sale Right is referred to as an “Electing Holder.” For the purpose of the Co-Sale Right set forth in this Section 2.2, each Electing Holder may sell all or any part of that number of shares of Stock that is not in excess of the product obtained by multiplying (a) the aggregate number of shares of Co-Sale Stock described in the Offer Notice (the “Maximum Co-Sale Shares”) by (b) a fraction, the numerator of which is the number of shares of Stock (on an as-converted basis after giving effect to the exercise or conversion, as applicable, of all Derivative Securities) at the time owned by such Electing Holder, and the denominator of which is the total number of shares of Stock (on an as-converted basis after giving effect to the exercise or conversion, as applicable, of all Derivative Securities) at the time owned by the Significant Holder and all Electing Holders; provided, that, to the extent that one or more Electing Holders elect not to sell the maximum number shares of Stock it is entitled to sell, the Significant Holder and each other Electing Holder will have the right to sell such excess shares of Stock on a pro rata basis, based on the total number of shares of Stock (on an as-converted basis after giving effect to the exercise or conversion, as applicable, of all Derivative Securities) at the time owned by the Significant Holder and all Electing Holders (except the Electing Holder or Electing Holders that have elected not to sell the maximum number shares of Stock it is entitled to sell) and such allocation of the excess shares of Stock among the Significant Holder and the Electing Holders shall be repeated until the Maximum Co-Sale Shares have been fully allocated. Anything to the contrary notwithstanding, (i) no Investor shall be obligated to make any representations or warranties other than as to its existence, authority, due execution, and ownership of the relevant Stock and the enforceability of the relevant agreement against such Investor, and (ii) unless otherwise agreed, no Series B Investor will be obligated to indemnify the transferee with respect to any breach of representation, warranty, covenant or agreement other than a breach by such Series B Investor of a representation or warranty as to its existence, authority, due execution, ownership of the relevant Stock or enforceability of the relevant agreement or a breach of covenant or agreement to sell the relevant shares of Stock.

2.3 Mechanics. Prior to delivery of the Offer Notice, the Significant Holder shall notify the transferee of the co-sale arrangements hereunder. Thereafter, and through the closing of the purchase and sale of Stock which is the subject of an Offer Notice, the Company and the Significant Holder will coordinate in good faith with the proposed transferee and each Electing Holder to effect such purchase and sale in accordance with the terms of Section 2.1 and 2.2. At such closing, (a) the transferee shall deliver to the Significant Holder and each Electing Holder payment for the Stock to be purchased from each of them, (b) subject to the next following sentence of this Section 2.3, the Significant Holder and each Electing Holder shall deliver to the Secretary of the Company, one or more certificates representing the Stock to be sold, duly endorsed for transfer or accompanied by a duly executed stock power, or, with respect to any stock certificate that has been lost, stolen or mutilated, an affidavit of lost certificate in form and substance reasonably satisfactory to the Company, accompanied by a duly executed stock power, and (c) the Secretary of the Company shall cancel each certificate so delivered, issue to the transferee a new certificate, registered in such transferee’s name, representing the aggregate number of shares of Stock so purchased, and issue to the Significant Holder and each Electing Holder, new certificates representing any shares of Stock previously represented by cancelled certificates which were not so sold. Any transaction giving rise to a Co-Sale Right hereunder shall, by its terms, permit any Electing Holder to require that settlement of any such Transfer of Co-Sale Stock by such Electing Holder be effected through a securities custodian and the certificate or certificates evidencing the Stock shall be delivered only against payment therefor. All Stock in the form of Derivative Securities to be transferred as Co-Sale Stock pursuant to this Section 2 by the Significant Holder and the Electing Holders shall be exercised, exchanged or converted, as the case may be, into Common Stock, in accordance with the terms of such Derivative Securities prior to any such Transfer of Co-Sale Stock. If, and to the extent any Derivative Securities may not, by their terms or otherwise, be exercised, exchanged or converted at such time, then such Derivative Securities may not be sold as Co-Sale Stock and shall not be included in the pro rata calculations described in this Section 2.3.

2.4 Co-Sale Expiration. To the extent the Investors decline to exercise their Co-Sale Right, the Significant Holder may, within ninety (90) days after the date on which the Co-Sale Right lapses, transfer some or all of the Co-Sale Stock which was the subject of the Offer Notice at a price no higher and on terms no more favorable to the Significant Holder than, in each case, specified in the Offer Notice. Stock transferred in accordance with the provisions of this Section 2.4 shall no longer be subject to the restrictions set forth in this Section 2. After the expiration of said ninety (90)-day period, the Significant Holder shall not transfer any Stock without first complying with this Section 2.

2.5 Exempt Transfers. The Co-Sale Right shall not apply to (a) any transfer to an Affiliate of Apollo or member of the Affiliated Group of Apollo; provided however, that such transferee shall comply with the terms of this Agreement; (b) any transfers pursuant to a bona fide pledge to secure a bank loan, not to exceed 10% of the Significant Holder’s holding as of the date hereof; or (c) subject to rights of the Series B Investors as provided in the Series B Certificate of Designations, any transfer of Stock by the Significant Holder to the Company.

2.6 Prohibited Transfers.

(a) In the event that any party should sell any Co-Sale Stock (i) in contravention of the Co-Sale Rights of the Investors under this Section 2 or (ii) in a transaction in which the Significant Holder and the Company have fulfilled their respective obligations under this Section 2, but the third-party transferee failed to purchase the appropriate number of shares of Stock from one or more Investors (each, a “Prohibited Transfer”), the Investors prejudiced by such failure, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Significant Holder shall be bound by the applicable provisions of such option.

(b) In the event the Significant Holder or the Company becomes aware of a Prohibited Transfer (including by receipt of a Put Election Notice, as described below), the Significant Holder or the Company, as applicable, shall promptly notify each Investor (a “Prohibited Transfer Notice”), such Prohibited Transfer Notice to contain a reasonably detailed summary of the relevant facts of such Prohibited Transfer, to the extent actually known by the Significant Holder or the Company.

(c) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Significant Holder the type and number of shares of the Company’s securities equal to the number of shares such Investor would have been entitled to transfer to the third-party transferee(s) under this Section 2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof (after giving effect to the proviso contained in the second sentence of Section 2.2 above). Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares of Stock are to be sold to the Significant Holder shall be equal to the price per share paid by the third-party transferee(s) to the Significant Holder in the Prohibited Transfer.

(ii) Within thirty (30) days after the later of the dates on which such Investor (A) received the Prohibited Transfer Notice or (B) otherwise became aware of the Prohibited Transfer (the “Put Election Period”), such Investor shall, if exercising the option created hereby, deliver to the Significant Holder and the Company an irrevocable written notice of such Investor’s election to exercise the option set forth in this Section 2.5 (a “Put Election Notice”).

(iii) Upon the expiration of the Put Election Period, the Significant Holder will notify the Investors who have exercised their rights pursuant to this Section 2.6 of the time of closing the sale of shares of Stock pursuant to this Section 2.6 and within five (5) business days following the expiration of the Put Election Period, the Significant Holder shall pay the aggregate purchase price to each Investor that has properly delivered a Put Election Notice in cash or by other means acceptable to such Investors and such Investors shall deliver such certificate or certificates for the shares to be sold by such Investors pursuant to this Section 2.5 against payment therefor.

Notwithstanding the foregoing, any attempt by the Significant Holder to transfer Co-Sale Stock in violation of this Section 2 hereof shall be void and the Company agrees that it will not effect such a transfer nor will it treat any alleged transferee(s) as the owner of such shares without the written consent of each of the Investors.

3. PIGGYBACK RIGHT

3.1 Right to Piggyback. If, at any time after the date of this Agreement, whenever the Company proposes to register any Stock under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto) on behalf of itself (except in the case of its initial public offering) or the Significant Holder (a “Piggyback Registration”), the Company shall give prompt written notice to all Piggyback Investors of its intention to effect such a registration (the “Registration Notice”), which Registration Notice shall include the number of shares of Stock to be registered (the “Piggyback Stock”), and, subject to Sections 3.2 and 3.3 hereof, shall include in such registration the pro rata share (as calculated below) of any Piggyback Investor’s Stock with respect to which the Company has received written requests for inclusion therein (a “Registration Request”) within twenty (20) days after delivery of the Registration Notice. The Company shall cause the managing underwriter or underwriters of such a proposed registered offering to include in such pro rata shares Stock requested to be included by the Piggyback Investors on the same terms and conditions as the Stock to be offered by the Significant Holder.

3.2 Pro Rata Portion. Any Piggyback Registration shall include only such number of shares of Stock of each Piggyback Investor electing to include Stock in such offering as is not in excess of the product obtained by multiplying (i) the aggregate number of shares of Piggyback Stock described in the Registration Notice by (ii) a fraction, the numerator of which is the number of shares of Stock (on an as-converted basis after giving effect to the exercise or conversion, as applicable, of all Derivative Securities) at the time owned by such Piggyback Investor and the denominator of which is the total number of shares of Stock (on an as-converted basis after giving effect to the exercise or conversion, as applicable, of all Derivative Securities) owned by the Significant Holder and all Piggyback Investors. Notwithstanding the foregoing, in the event that the managing underwriter or underwriters shall advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company, the Company will reduce the proportionate number of shares of Stock to be included in such offering by the Significant Holder and the Piggyback Investors on a pro rata basis to an amount acceptable to the managing underwriters or underwriters and the Company.

3.3 Fees and Expenses. All expenses incident to the Company’s performance of or compliance with this Section 3 will be borne by the Company, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing, messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

3.4 Postponement of Registration. Upon notice to the Piggyback Investors, the Company may postpone effecting a Piggyback Registration (or suspend the use of an effective registration statement) pursuant to this Section 3 during any period for a period not to exceed 45 days in any calendar quarter or 90 days in any fiscal year, if the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Board of Directors believes in good faith would not be in the best interests of the Company.

3.5 Indemnification, Contribution. The Company agree to indemnify, defend and hold harmless each Piggyback Investor and the respective officers, directors, partners, employees, representatives and agents of any Person (each, an “Indemnified Party”), from and against any loss, damage, expense, liability, claim or any actions in respect thereof (including the reasonable cost of investigation) which such Indemnified Party may incur or become subject to under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability, claim or action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus which registers the resale of any of such Piggyback Investor’s Warrant Stock, including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in any registration statement or in any amendment or supplement thereto or necessary to make the statements therein not misleading, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements made in any prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in the light of the circumstances under which such statements were made, not misleading, and the Company shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, damage, expense, liability, claim or action in respect thereof; provided, however, that the Company shall not be required to provide any indemnification pursuant to this Section 3.5 in any such case insofar as any such loss, damage, expense, liability, claim or action arises out of or is based upon (i) any untrue statement or omission or alleged untrue statement or omission of a material fact contained in, or omitted from, and in conformity with information furnished in writing by or on behalf of an Piggyback Investor expressly for use in, any such registration statement or any prospectus or (ii) a disposition, pursuant to a registration statement, of Warrant Stock by an Piggyback Investor during a postponement period referenced in Section 3.4. If the indemnification provided for in this Section 3.5 is unavailable to an Indemnified Party, or insufficient to hold such Indemnified Party harmless, in respect of any losses, damages, expenses, liabilities, claims or actions referred to therein, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities, claims or actions (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and by the

Piggyback Investor, on the other hand, from the offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Piggyback Investor, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities, claims or actions, as well as any other relevant equitable considerations.

3.6 Covenant to Bind Public Company Parent. The Company covenants and agrees for the benefit of the Piggy back Investors that if the Warrants held by the Piggyback Investors are exercised in connection with the merger contemplated by the Second Amended and Restated Agreement and Plan of Merger, dated as of March 12, 2009 (as may be amended, restated, supplemented or otherwise modified from time to time), by and between the Company and Polaris Acquisition Corp. (“Polaris”), the Company will ensure that Polaris has assumed all of the Company’s obligations under this Article 3 (whether by operation of law or contract).

4. DRAG-ALONG RIGHT

4.1 Drag-Along Notice. If the Significant Holder proposes to transfer 100% percent of its Stock to one or more bona fide third party purchasers, then the Significant Holder may require all Investors to sell or otherwise transfer all of their Stock (the “Drag-Along Right”) for the same consideration per share and otherwise on the same terms and conditions upon which the Significant Holder effects the transfer of its Stock; provided that (a) no Investor shall be obligated to make any representations or warranties other than as to its existence, authority, due execution, and ownership of the relevant Stock and the enforceability of the relevant agreement against such Investor, and (b) unless otherwise agreed, no Series B Investor will be obligated to indemnify the transferee with respect to any breach of representation, warranty, covenant or agreement other than a breach by such Series B Investor of a representation or warranty as to its existence, authority, due execution, ownership of the relevant Stock or enforceability of the relevant agreement or a breach of covenant or agreement to sell the relevant shares of Stock. In the event that the Significant Holder desires to exercise its rights pursuant to this Section 4, the Significant Holder shall deliver to the Investors written notice (the “Drag-Along Notice”) setting forth: (i) the Significant Holder’s bona fide intention to transfer such Stock; (ii) confirmation that the Significant Holder intends to transfer all of its Stock; (iii) the date such transfer and sale is expected to take place, which shall not be less than ten (10) Business Days from the date of the Drag Along Notice, and (iv) the bona fide cash price or, in reasonable detail, other consideration, for which the Significant Holder intends to transfer its Stock. Upon the request of the Company, the Significant Holder will promptly furnish such information to the Company and the Investors, as may be reasonably requested to establish that the offer and proposed transferee are bona fide.

4.2 Drag-Along. Not less than five (5) days prior to the date specified for closing in the Drag Along Notice, each of the Investors shall deliver to the Company or a securities custodian reasonably satisfactory to the Significant Holder, a certificate or certificates representing all of such shares of Stock of the Investor to be sold or otherwise transferred, properly endorsed for transfer, with written instructions to transfer the shares to the transferee described in the Drag-Along Notice. The Significant Holder shall notify the transferee of the drag-along arrangements hereunder, and instruct the transferee to deliver payment for the Stock to be purchased from the Investors to the Secretary of the Company or the securities custodian (or any combination thereof), and against such payment, which shall be promptly transmitted to each Investor, the certificates evidencing the Stock shall be delivered to the transferee.

4.3 Mechanics. Prior to delivery of the Drag-Along Notice, the Significant Holder shall notify the proposed transferee of the drag-along arrangements hereunder. Thereafter, and through the closing of the purchase and sale of Stock which is the subject of the Drag-Along Notice, the Company and the Significant Holder will coordinate in good faith with the proposed transferee and each Investor to effect such purchase and sale in accordance with the terms of this Section 4 and with the following: (a) subject to the next following sentence of this Section 4.3, not less than five (5) days prior to the date specified for closing in the Drag-Along Notice, the Significant Holder and each Investor shall deliver to the Secretary of the Company, one or more certificates representing the Stock to be sold, duly endorsed for transfer or accompanied by a duly executed stock power, or, with respect to any stock certificate that has been lost, stolen or mutilated, an affidavit of lost certificate in form and substance reasonably satisfactory to the Company, accompanied by a duly executed stock power, (b) at the closing, the Secretary of the Company shall cancel each certificate so delivered, issue to the transferee a new certificate, registered in such transferee’s name, representing the aggregate number of shares of Stock so purchased, and (c) at the closing, the transferee shall deliver to the Significant Holder and each Investor payment for the Stock to be purchased from each of them. Any transaction giving rise to a Drag-Along Right hereunder shall, by its terms, permit the Significant Holder or any Investor to require that settlement of any transfer of his, her or its Stock be effected through a securities custodian and the certificate or certificates evidencing such Stock shall be delivered only against payment therefor. All Stock in the form of Derivative Securities to be transferred pursuant to this Section 4 shall be exercised, exchanged or converted, as the case may be, into Common Stock, in accordance with the terms of such Derivative Securities prior to any such transfer. If, and to the extent any Derivative Securities may not, by their terms or otherwise, be exercised, exchanged or converted at such time, then such Derivative Securities shall be terminated pursuant to their terms.

4.4 Drag-Along Expiration. To the extent that, within ninety (90) days after the Significant Holder’s delivery of the Drag-Along Notice require pursuant to Section 4.1 hereof, the Significant Holder has not completed the transfer described in the Drag-Along Notice in accordance herewith, the Company (or securities custodian) shall return to the Investors the stock certificates and assignments of certificates with respect to the Investors’ Stock which such Investors delivered pursuant to this Section 4 and no such transaction shall be effected without again complying with this Section 4.

4.5 Change of Control. In the event that any transfer pursuant to this Section 4 constitutes a Change of Control, each Investor must further agree to (i) vote in favor of the transaction, (ii) take such other action as may be required in its capacity as a holder of the Company’s equity securities to effect such transaction and (iii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto.

5. TERMINATION

5.1 The rights granted under Sections 2 and 4 hereof shall expire upon the earliest of the occurrence of a Qualifying Event or a Change of Control. The rights granted under Section 3 hereof shall expire which respect to any Person upon the date on which such Person is able to sell its Stock in accordance with the provisions of Rule 144 under the Securities Act.

6. LEGENDED CERTIFICATES

(a) Each certificate representing Stock now or hereafter owned by the Investors or Significant Holder shall be endorsed with the following legend or its substantial equivalent:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED CO-SALE AND STOCK RESTRICTION AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b) The Section 6(a) legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 5 hereof.

(c) The Significant Holder and Investors agree, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate “stop transfer” certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

7. MISCELLANEOUS

7.1 Non-Exercise of Rights. The exercise or non-exercise of the rights of the Investors, Company or Significant Holder hereunder to participate in one or more sales of Stock shall not adversely affect its rights to participate in subsequent sales of Stock pursuant to Sections 2 and 4 hereof.

7.2 Lock-Up. Each Investor hereby agrees that it shall automatically and irrevocably, by virtue of this Agreement and without the need to separately execute any additional agreement, be bound by the terms and conditions of any reasonable and customary lock-up agreement (i) requested by an underwriter or initial purchaser in connection with any registered public offering or private placement of securities of the Company or (ii) if requested by the Company in connection with any merger with a public company in which all or a portion of the consideration for such merger is in the form of securities; provided (a) such form of lock-up is executed by all other stockholders of the Company who hold 10% or more of the Stock and all executive officers and directors of the Company, (b) the Company has provided the Investor with a copy of such lock-up agreement prior to the time the selling restrictions contained in such lock-up agreement are effective and (c) the restrictions on transfer imposed by any lock-up referenced in clause (ii), with respect to securities that are not otherwise restricted pursuant to the merger agreement governing such transaction, shall not exceed six (6) months from the consummation of such merger. If, after entering into any such lock-up agreement, any officer, director or 10% stockholder lock-up agreement is terminated or otherwise modified in a manner favorable to such person, absent a determination by the Board of Directors that a termination or modification with respect to an officer is made solely due to financial hardship of such officer, the Investor lock-up will be similarly terminated or modified, as applicable. Notwithstanding anything in this Section 7.2, without the prior written consent of an Investor, no such lock-up agreement shall restrict the right of such Investor to exercise or convert Derivative Securities for Common Stock.

7.3 Amendment. Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, Apollo and the Required Holder Majority (as such term is defined in the Series B Certificate of Designations); provided, that no amendment to Sections 2, 3, 4, 5, 7.2 or this 7.3 hereof shall be binding upon any Investor which does not so consent. Notwithstanding the foregoing, any revision to Schedule A to update information with respect to any Investor or to join a party to this Agreement shall not be deemed an amendment of this Agreement.

7.4 GOVERNING LAW; EXCLUSIVE JURISDICTION; WAIVER OF JURY TRIAL. THE INTERNAL LAWS, AND NOT THE LAWS OF CONFLICTS (OTHER THAN SECTION 5 1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), OF NEW YORK SHALL GOVERN THE ENFORCEABILITY AND VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE COMPANY. ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY AND STATE OF NEW YORK, AND THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING WHICH IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON THE COMPANY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5 Specific Performance. Each party hereto acknowledges and agrees that the other parties hereto would be irreparably damaged if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, agrees that the other parties hereto will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties in the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Each party hereto hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

7.6 Entire Agreement. This Agreement, together with the documents and instruments referenced herein (including, without limitation, the Warrants issued to any Investor from time to time, and the Series B Purchase Agreement), constitute the full and entire understanding and agreement between the parties regarding the matters set forth herein and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

7.7 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

(a)	If to the Significant Holder or Apollo:

Communications Investors, LLC
c/o Apollo Advisors LP Two Manhattanville Road Purchase, NY 10577
Attention: Tom Doria
Facsimile No.: (914) 694-8067

with a copy to (which shall not constitute notice):

Andrew Africk Communications Investors LLC
c/o Apollo Advisors LP 9 West 57th Street, 43rd Floor New York, NY 10019
Facsimile No.: 212-515-3264

or	(b)	If to the Company:

Hughes Telematics, Inc.
41 Perimeter Center East, Suite 400 Atlanta, Georgia 30346. Attention: General Counsel
Facsimile No.: (770) 391-6429

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square
New York, NY 10036-6522 Attention: Gregory A. Fernicola, Esq. Facsimile No.: (212) 735-2000

or	(c)	If to the Investor(s), to the address set forth under each Investor’s name on Schedule A hereto, as such schedule may be amended from time to time.

In the case of an Investor holding Lender Warrants, with a copy to:

White & Case LLP
1155 Avenue of the Americas
New York, NY 10036
Attention: David Joyce, Esq.
Facsimile No.: 212 354 8119

In the case of HCI, with a copy to:

Morrison & Foerster LLP
1650 Tysons Boulevard, Suite 400
McLean, Virginia 22102
Attention: Thomas J. Knox, Esq.
Facsimile No.: 703-760-7777

or at such other address as the parties each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

7.8 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement in order to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the parties hereto. Facsimile and pdf. signatures shall be deemed originals for all purposes.

7.10 Joinder of Additional Parties. Prior to giving effect to Transfer of Warrants, Warrant Stock, Series B Preferred Stock or Preferred Conversion Shares during the term of this Agreement, the transferee or purchaser of such securities, to the extent such Person is not already a party to this Agreement, shall (i) execute a joinder to this Agreement, in form and substance reasonably acceptable to the Company and the Significant Holder, in which such Person shall agree to be an “Investor” for all purposes of this Agreement. Upon the execution and delivery of any such Joinder, Schedule A shall be revised accordingly. Any such joinder and revision to Schedule A shall not be deemed to be an amendment of this Agreement.

7.11 No Inconsistent Agreement. No party hereto shall enter into any agreement with respect to the Stocks beneficially owned or held of record by it which is inconsistent with the rights granted to the parties to this Agreement or otherwise conflicts with the provisions hereof. For the avoidance of doubt, the parties hereto agree that the Amended and Restated Registration Rights Agreement, dated as of even date herewith, by and among the Company, Apollo and the Series B Investors is not inconsistent with the registration rights granted hereunder.

7.12 Aggregation of Stock. All Stock held by or acquired by an Affiliate of any party hereto or member of the Affiliated Group of such party will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

7.13 No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amended and Restated Co-Sale and Stock Restriction Agreement is hereby executed as of the date first written above.

HUGHES TELEMATICS, INC.

By:	/s/ Jeffrey A. Leddy
Name:	Jeffrey A. Leddy
Title:	Chief Executive Officer

COMMUNICATIONS INVESTORS LLC

By:	/s/ Andrew D. Africk
Name:	Andrew D. Africk
Title:	Manager

HUGHES COMMUNICATIONS, INC.

By:	/s/ Dean A. Manson
Name:	Dean A Manson
Title:	Senior Vice President, General
Counsel and Secretary

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Thomas E. Doster IV
Name:	Thomas E. Doster IV
Title:	Managing Director

THE HARTFORD CAPITAL APPRECIATION II FUND

By:	Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

HARTFORD GROWTH OPPORTUNITIES HLS FUND

By:	Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

THE HARTFORD GROWTH OPPORTUNITIES FUND

By:	Wellington Management Company, LLP, as investment adviser

By:	/s/ Steven M. Hoffman
Name:	Steven M. Hoffman
Title:	Vice President and Counsel

APOLLO INVESTMENT FUND V (PLASE), L.P.

Apollo Management V L.P., its GP

By:	/s/ Andrew D. Africk
Name:	Andrew D. Africk
Title:	Vice President

CRESCENT 1, LP

By:	Cyrus Capital Advisors, LLC as General Partner

By:	/s/ Rob Nisi
Name:	Rob Nisi
Title:	Partner

CRS FUND LTD.

By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	Cyrus Capital Partners GP, LLC as General Partner

By:	/s/ Rob Nisi
Name:	Rob Nisi
Title:	Partner

CYRUS OPPORTUNITIES MASTER FUND II, LTD.

By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	Cyrus Capital Partners, GP, LLC as General Partner

By:	/s/ Rob Nisi
Name:	Robert Nisi
Title:	Partner

CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD.

By:	Cyrus Capital Partners, L.P. as Investment Manager

By:	Cyrus Capital Partners, GP, LLC as General Partner

By:	/s/ Rob Nisi
Name:	Rob Nisi
Title:	Partner

GRANITE CREEK FLEXCAP I, L.P.

By:	/s/ Brian B. Boorstein
Name:	Brian B. Boorstein
Title:	Managing Member

TRIVERGANCE, LLC

By:	/s/ Jerry Stone
Name:	Jerry Stone
Title:	Managing Director

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